Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations:
Cara O’Brien/Melissa Myron
Press: Evan Goetz/Alecia Pulman
Financial Dynamics
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN CORPORATION REPORTS THIRD QUARTER RESULTS

RYE, NY – October 27, 2005 – Jarden Corporation (NYSE:JAH) today reported its financial results for the three and nine months ended September 30, 2005.

Third quarter net sales increased 284% to $938 million compared to $245 million for the same period last year. Net income for the third quarter of 2005 increased by 14.1% to $25.4 million from $22.3 million for the same period last year. Income available to common stockholders for the third quarter of 2005 was $24.0 million or $0.40 per diluted share, compared to $0.53 per diluted share in the prior year period. On a non-GAAP basis, adjusted net income was $50.7 million or $0.74 per diluted share for the three months ended September 30, 2005, a 39.6% increase over the same period last year. Please see the schedule accompanying this release for the reconciliation of GAAP to non-GAAP net income and diluted earnings per common share. Current amounts include the results of operations from the US Playing Card, American Household and Holmes Group businesses, which were acquired in June 2004, January 2005 and July 2005, respectively.

Martin E. Franklin, Chairman and Chief Executive Officer, commented, “Our businesses produced another record quarter. Our strong operating performance in the face of tough macro economic conditions shows the resilience of our diversified portfolio of brands and markets has paid off. These positive results were driven by organic growth in our Consumer Solutions and Outdoor Solutions segments, coupled with continuing synergy programs across all of our business segments. As always, credit goes to our employees whose continued hard work has enabled us to meet and exceed our stated financial and strategic objectives. We are confident that our cash flow and other financial goals for 2005 should be achieved, which sets a platform for further success in 2006.”

For the nine months ended September 30, 2005, net sales increased 268% to $2,214 million compared to $602 million for the same period last year. Net income for the nine months ended September 30, 2005 increased 27.1% to $58.2 million from $45.8 million for the same period last year. Income available to common stockholders was $9.6 million or $0.19 per diluted share for the nine months ended September 30, 2005, compared to income of $1.08 per diluted share in the prior year period. On a non-GAAP basis, adjusted net income was $104.7 million or $1.60 per diluted share for the nine months ended September 30, 2005, a 48.1% increase over the same period last year.

Mr. Franklin concluded, “We are very pleased with our year to date results. We remain focused on driving organic growth and improving margins by investing in our brands and developing innovative, compelling new product offerings that meet the needs of our consumers. We are excited about the opportunities 2006 will bring as we prepare to enter the second year of our stated three to five year strategic plan.”

The Company will be holding a conference call at 9:45 AM (EDT) today, October 27, 2005, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until November 10, 2005.

Jarden Corporation is a leading provider of niche consumer products used in and around the home. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke® and Loew-Cornell®; Consumer Solutions: Bionaire®, Crock-Pot®, First Alert®, FoodSaver®, Harmony®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain™; and Outdoor Solutions: Campingaz® and Coleman®. Headquartered in Rye, N.Y., Jarden has over 16,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for Jarden’s markets and the demand for its products, future cash flows from operations, future revenues and margin expansion the achievement of financial and strategic objectives, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

Jarden Corporation

Consolidated Statements of Income (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,
	2005			2004
	As Reported (GAAP)	Adjustments (1)(4)	As Adjusted non-GAAP (1)(4)	As Reported (GAAP) (2)(3)
Net sales	$938,000	$—	$938,000	$244,580

Costs and expenses:
Cost of sales	699,298	(4,159)	695,139	159,507

Gross profit	238,702	4,159	242,861	85,073
Selling, general and administrative expenses	169,112	(29,778)	139,334	41,669
Reorganization and acquisition-related integration costs	7,214	(7,214)	—	—

Operating earnings	62,376	41,151	103,527	43,404
Interest expense, net	23,608	—	23,608	7,560
Loss on early extinguishment of debt	—	—	—	—

Income before taxes	38,768	41,151	79,919	35,844
Income tax provision	13,356	15,814	29,170	13,565

Net income	25,412	$25,337	$50,749	22,279

Paid in-kind dividends on Series B preferred stock	1,367			—

Income available to common stockholders	$24,045			$22,279

Basic earnings per share	$0.41			$0.55
Diluted earnings per share	$0.40			$0.53
Weighted average shares outstanding (in millions):
Basic	58.2			40.8
Diluted	60.5			42.4

Net income (from above)			$50,749	$22,279

Diluted weighted average shares outstanding (in millions)			60.5	42.4
Add back: Conversion of Series B preferred stock and accrued dividends thereon into common stock as if converted at the beginning of the period			7.0	—
Add back: Estimated dilutive effect of restricted shares issued as if issued at the beginning of the period			1.3	—

Adjusted diluted weighted average shares outstanding (in millions)			68.8	42.4

Diluted earnings per share (as adjusted)			$0.74	$0.53

See Notes to Earnings Release attached

Jarden Corporation

Consolidated Statements of Income (Unaudited)

(in thousands, except share and per share data)

	Nine Months Ended September 30,
	2005			2004
	As Reported (GAAP)	Adjustments (1)(4)	As Adjusted non-GAAP (1)(4)	As Reported (GAAP) (2)(3)
Net sales	$2,213,668	$—	$2,213,668	$601,939
Costs and expenses:
Cost of sales	1,657,524	(20,549)	1,636,975	404,326

Gross profit	556,144	20,549	576,693	197,613
Selling, general and administrative expenses	384,658	(30,527)	354,131	104,391
Reorganization and acquisition-related integration costs	16,055	(16,055)	—	—

Operating earnings	155,431	67,131	222,562	93,222
Interest expense, net	57,658	—	57,658	19,255
Loss on early extinguishment of debt	6,046	(6,046)	—	—

Income before taxes	91,727	73,177	164,904	73,967
Income tax provision	33,480	26,710	60,190	28,128

Net income	58,247	$46,467	$104,714	45,839

Paid in-kind dividends on Series B & C preferred stock	(9,688)			—
Charge from beneficial conversion on Series B and Series C preferred stock	(38,952)			—

Income available to common stockholders	$9,607			$45,839

Basic earnings per share	$0.20			$1.13
Diluted earnings per share	$0.19			$1.08
Weighted average shares outstanding (in millions):
Basic	48.8			40.7
Diluted	50.6			42.4

Net income (from above)			$104,714	$45,839

Diluted weighted average shares outstanding (in millions)			50.6	42.4
Additional shares assuming conversion of stock options and inclusion of unvested restricted stock			—	—
Add back: Conversion of Series B preferred stock and accrued dividends thereon into common stock as if converted at the beginning of the period			12.0	—
Add back: Conversion of Series C preferred stock and accrued dividends thereon into common stock as if converted at the beginning of the period			.8	—
Add back: Estimated dilutive effect of restricted shares issued as if issued at the beginning of the period			1.9	—

Adjusted diluted weighted average shares outstanding (in millions)			65.3	42.4

Diluted earnings per share (as adjusted)			$1.60	$1.08

See Notes to Earnings Release attached

Jarden Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	As of
	September 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$60,142	$20,665
Accounts receivable, net	608,902	127,468
Inventories	710,049	154,180
Other current assets	101,603	32,749
Assets held for sale	8,982	—

Total current assets	1,489,678	335,062

Non-current assets:
Property, plant and equipment, net	296,618	85,429
Intangibles, net	1,752,349	602,383
Other assets	67,036	19,507

Total assets	$3,605,681	$1,042,381

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$46,526	$16,951
Accounts payable	290,840	48,910
Deferred consideration for acquisitions	8,305	28,995
Other current liabilities	347,857	58,835

Total current liabilities	693,528	153,691

Non-current liabilities:
Long-term debt	1,490,940	470,500
Deferred consideration for acquisitions	40,000	10,250
Other non-current liabilities	370,496	73,989

Total non-current liabilities	1,901,436	554,739

Commitments and contingencies
Stockholders’ equity	1,010,717	333,951

Total liabilities and stockholders’ equity	$3,605,681	$1,042,381

See Notes to Earnings Release attached

Jarden Corporation

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2005	September 30, 2005	September 30, 2004
Cash flows from operating activities:
Net income	$25,412	$58,247	$45,839
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,477	40,861	14,756
Manufacturer’s profit in inventory	4,159	20,549	771
Non-cash compensation	30,317	31,066	314
Other non-cash items	8,593	29,009	7,398
Changes in working capital components, net of effects from acquisitions:
Accounts receivable	(73,047)	(163,890)	(17,953)
Inventory	(19,046)	(73,694)	(28,996)
Accounts payable	27,769	59,718	(1,235)
Other current assets and liabilities	28,398	(16,211)	7,068

Net cash provided by (used in) operating activities	48,032	(14,345)	27,962

Cash flows from financing activities:
Proceeds from revolving credit borrowings	63,550	127,298	18,200
Payments on revolving credit borrowings	(49,298)	(100,598)	(18,200)
Proceeds from issuance of long-term debt	380,000	1,330,000	116,000
Payments on long-term debt	(3,325)	(310,712)	(9,177)
Proceeds from issuance of stock, net of transaction fees	88	350,467	2,487
Repurchase of common stock	(6,011)	(6,011)	—
Debt issuance costs	(2,289)	(19,877)	(2,213)
Other borrowing/repayments, net	(10,623)	(9,026)	(5,400)

Net cash provided by financing activities	372,092	1,361,541	101,697

Cash flows from investing activities:
Additions to property, plant and equipment	(11,834)	(36,543)	(7,265)
Acquisition of businesses, net of cash acquired	(452,675)	(1,270,778)	(228,876)
Other	(118)	(150)	(487)

Net cash used in investing activities	(464,627)	(1,307,471)	(236,628)
Effect of exchange rate changes on cash	860	(248)	75

Net (decrease) increase in cash and cash equivalents	(43,643)	39,477	(106,894)
Cash and cash equivalents at beginning of period	103,785	20,665	125,400

Cash and cash equivalents at end of period	$60,142	$60,142	$18,506

See Notes to Earnings Release attached

Jarden Corporation

Net Sales and Operating Earnings by Segment (Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Net sales:
Branded consumables (a)	$151,601	$152,317	$428,765	$349,935
Consumer solutions (b)	530,830	58,152	965,283	139,506
Outdoor solutions (c)	214,084	—	695,626	—
Other	60,465	46,912	175,556	153,809
Intercompany eliminations (f)	(18,980)	(12,801)	(51,562)	(41,311)

Total net sales	$938,000	$244,580	$2,213,668	$601,939

Operating earnings:
Branded consumables (a)(e)	$25,178	$30,619	$62,587	$59,374
Consumer solutions (b)(d)(e)	57,198	9,510	64,354	19,319
Outdoor solutions (c)(e)	12,133	—	59,577	—
Other	4,876	3,325	14,769	14,843
Intercompany eliminations (f)	(17)	(50)	(23)	(314)
Unallocated costs (g)	(36,992)	—	(45,833)	—

Total operating earnings	$62,376	$43,404	$155,431	$93,222

(a)	The United States Playing Card Company business is included in the branded consumables segment effective June 28, 2004, the date of its acquisition.
(b)	The Jarden Consumer Solutions business, acquired with the acquisition of American Household, Inc. (the “AHI Acquisition”), is included in the consumer solutions segment effective January 24, 2005, and The Holmes Group business is included in the consumer solutions segment effective July 18, 2005, the date of its acquisition.
(c)	The outdoor solutions segment was created upon the purchase of the Coleman business with the AHI Acquisition, effective January 24, 2005.
(d)	For the three months ended September 30, 2005, the operating earnings of the consumer solutions segment reflects $4.2 million of purchase accounting adjustments for manufacturer’s profit in inventory that had the effect of reducing the operating earnings as presented.
(e)	For the nine months ended September 30, 2005, the operating earnings of the branded consumables, consumer solutions and outdoor solutions segments reflects $0.2 million, $10.5 million and $9.8 million, respectively, of purchase accounting adjustments for manufacturer’s profit in inventory that had the effect of reducing the operating earnings as presented for each of these segments.
(f)	Intersegment sales are recorded at cost plus an agreed upon profit on sales.
(g)	Unallocated costs include reorganization and acquisition-related integration costs and non-cash compensation.

See Notes to Earnings Release attached

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “as reported” results to arrive at the “as adjusted” results for the three and nine months ended September 30, 2005. For the three months ended September 30, 2005, pre-tax adjustments to net income consist of $7.2 million of reorganization and acquisition-related integration costs, purchase accounting adjustments of $4.2 million of manufacturer’s profit in inventory, and $29.8 million of non-cash compensation costs recorded related to the issuance of restricted shares of the Company’s common stock. In addition, the resulting as adjusted income before income taxes was tax effected at the estimated 2005 tax rate of 36.5%. For the nine months ended September 30, 2005, adjustments to net income consist of purchase accounting adjustments for $20.5 million of manufacturer’s profit in inventory, $16.1 million of reorganization and acquisition-related integration costs, $6.0 million of loss on early extinguishment of debt, and $30.5 million of non-cash compensation costs recorded related to the issuance of restricted shares of the Company’s common stock.

For the three and nine months ended September 30, 2005, adjustments to the diluted weighted average shares outstanding consist of the dilutive effect of the restricted shares issued on June 23, 2005 (after shareholder approval of an amendment to the stock compensation plan). The additional adjustments to diluted shares outstanding for the three and nine months ended September 30, 2005 reflect the inclusion of Series B and Series C preferred stock common stock equivalents. Both the restricted shares and Series B and Series C preferred common stock equivalent adjustment amounts are calculated on an if-converted basis as of the beginning of the three and nine months ended September 30, 2005, to the extent such amounts are not already included in calculating the actual weighted average shares outstanding. All per share and share amounts reflect the impact of the three-for-two stock split distributed on July 11, 2005 to shareholders of record as of June 20, 2005.

Note 2: There were no items excluded from the “as reported” results for the three and nine months ended September, 30, 2004.

Note 3: Certain reclassifications have been made in the Company’s financial statements of the prior year to conform to the current year presentation. These reclassifications have no impact on previously reported net income.

Note 4: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a Company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in the statements of income, balance sheets or statement of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Net income and diluted earnings per share, excluding the items discussed in Note 1 above, are non-GAAP financial measures and have been presented herein because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management believes that these non-GAAP operating performance measures are useful for investors because they enhance investors’ ability to analyze trends in the Company’s business and compare the Company’s financial and operating performance to the performance of the Company’s peers. Additionally, the Company’s credit agreement has provided for manufacturer’s profit in inventory adjustments required for purchase accounting, reorganization and acquisition-related integration costs, non-cash compensation expenses and loss on early extinguishment of debt to be excluded in calculations used for determining whether the Company is in compliance with certain credit agreement covenants.